UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): April 24, 2020
Salarius Pharmaceuticals, Inc.
(Exact name of registrant as specified in its charter)

Delaware (State or Other Jurisdiction of Incorporation)	001-36812 (Commission File Number)	46-5087339 (I.R.S. EmployerIdentification No.)

2450 Holcombe Blvd.
Suite J-608
Houston, TX 77021
(Address of principal executive offices)(Zip Code)

(346) 772-0346
(Registrant’s telephone number, including area code)

N/A(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240-13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value	SLRX	The Nasdaq Stock Market LLC
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b–2 of the Securities Exchange Act of 1934 (§240.12b–2 of this chapter).Emerging growth company ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On April 24, 2020, Salarius Pharmaceuticals, Inc. (the “Company”) entered into a new employment agreement (the “Employment Agreement”) with Mark J. Rosenblum, its Chief Executive Officer and Executive Vice President of Finance with the following terms:
Cash Compensation. Mr. Rosenblum’s annual base salary will equal $265,000 (“Base Salary”) and he will be eligible to receive a target annual bonus of 35% of his base salary, to be earned based upon the achievement of performance objectives to be determined by the Compensation Committee of the Board of Directors of the Company (the “Committee”).
Benefits. Mr. Rosenblum will be eligible to participate in any company-sponsored benefit plans and programs, including medical, dental, life and disability insurance, holidays and other perquisites, at a level appropriate for his position and duties and to the extent that the Company makes such benefits generally available to executives of the Company. The Company may from time to time, in its sole discretion, amend, adjust or discontinue the benefits available to the Company’s executives and employees.
Termination for Cause or as a Result of Death, Disability or Resignation. If Mr. Rosenblum is terminated by the Company for “cause” or if his employment is terminated as a result of his death or “disability” or Mr. Rosenblum’s resignation without “good reason”, the Company shall pay Mr. Rosenblum (i) any unpaid Base Salary accrued up to the date of termination, (ii) accrued but unused vacation, (iii) benefits payable to Mr. Rosenblum pursuant to the terms and conditions of any benefit plan or program in which he participated during the term of his employment and (iv) unreimbursed business expenses.
Termination without Cause or Resignation for Good Reason. If the Company terminates Mr. Rosenblum’s employment other than for “cause,” or in the event Mr. Rosenblum terminates with “good reason,” then Mr. Rosenblum will receive (i) severance pay in an amount equal to nine months of his then current Base Salary which shall be paid in equal installments over such period and (ii) a monthly payment as a reimbursement that in the aggregate is equal to nine months of COBRA benefits at active employee rates (together, the “Severance Payments”).
The definitions of “cause” and “good reason” are set forth in the Employment Agreement. Mr. Rosenblum is required to deliver a formal release of all claims prior to, and as a condition of, his receipt of any of the Severance Payments or other post-employment benefits described in the Employment Agreement.
The foregoing description of the Employment Agreement in this Current Report on Form 8-K is a summary of, and is qualified in its entirety by, the terms of the Employment Agreement. A copy of the Employment Agreement is attached hereto as Exhibit 10.1 and incorporated herein by reference.
Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.
ExhibitNumber	Description
10.1	Employment Agreement between Mark J. Rosenblum and Salarius Pharmaceutical, Inc., dated April 24, 2020.

SIGNATURE

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Dated: April 29, 2020       SALARIUS PHARMACEUTICALS, INC.

          By: /s/ David J. Arthur
           David J. Arthur
           President and Chief Executive Officer